QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.1

INDENTURE
(For Unsecured Debt Securities)

by and between

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

and

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

Dated as of December 22, 2010

i

		Page
Section 11.4	Exclusion Of Certain Securities From Eligibility For Selection For Redemption.	49
Section 11.5	Mandatory And Optional Sinking Funds.	50

RECONCILIATION AND TIE BETWEEN SECTIONS 310 THROUGH 318(a), INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939 AND THIS INDENTURE

Trust Indenture Act Section	Indenture Section
§ 310 (a)(1)	6.10
(a)(2)	6.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.10
(b)	6.9
§ 311 (a)	6.14
(b)	6.14
§ 312 (a)	4.1
(b)	4.2
(c)	4.2
§ 313 (a)	4.4(A)
(b)	4.4(B)
(c)	4.4(C)
(d)	4.4(D)
§ 314 (a)	4.3 & 3.5
(a)(4)	3.5
(b)	Not Applicable
(c)(1)	10.5
(c)(2)	10.5
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.5
§ 315 (a)	6.1(A)
(b)	5.11
(c)	6.1
(d)	6.1
(e)	5.13
§ 316 (a)	5.9
(b)	5.7
(c)	7.1
§ 317 (a)(1)	5.2
(a)(2)	5.2
(b)	3.4
§ 318 (a)	10.7

        THIS INDENTURE, dated as of December 22, 2010, is by and between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), a Georgia electric membership corporation (the "Company"), and U.S. Bank National Association, a national banking association, as trustee (the "Trustee").

W I T N E S S E T H:

        WHEREAS, the Company has duly authorized the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

        WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

        WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

        NOW, THEREFORE, in consideration of the premises and the purchases of the Securities by the holders thereof, and intending to be legally bound hereby, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities and of the coupons, if any, appertaining thereto as follows:

ARTICLE I

DEFINITIONS

        Each of the following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the meaning specified in this Article I. Every other term used in this Indenture that is defined in the Trust Indenture Act (as hereinafter defined), directly or indirectly, including terms defined therein by reference to the Securities Act (as hereinafter defined)(except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meaning assigned to such term in the Trust Indenture Act and in the Securities Act as in effect from time to time. Each accounting term used herein and not expressly defined shall have the meaning assigned to such term in accordance with Accounting Requirements at the time of any computation unless a different time shall be specified with respect to such series of Securities as provided for in Section 2.3. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

        "Accounting Requirements" means the requirements of the system of accounts prescribed by RUS so long as RUS is a holder or guarantor of any indebtedness of the Company and as a result requires the Company to employ the system of accounts prescribed by RUS; PROVIDED, HOWEVER, that if the Company is specifically required by FERC to employ the system of accounts prescribed by FERC, then "Accounting Requirements" means the system of accounts prescribed by FERC; PROVIDED, FURTHER, HOWEVER, that if RUS is not a holder or guarantor of any indebtedness of the Company or RUS does not prescribe a system of accounts applicable to the Company, and the Company is not specifically required by FERC to employ the system of accounts prescribed by FERC, or FERC does not prescribe a system of accounts applicable to the Company, then "Accounting Requirements" means the requirements of generally accepted accounting principles applicable to similar entities conducting business similar to that of the Company. Generally accepted accounting principles refers to a common set of accounting standards and procedures that are either promulgated by an authoritative accounting rulemaking body or accepted as appropriate due to wide-spread application in the United States of America.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" of any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities or membership interests, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Applicants" shall have the meaning set forth in Section 4.2(B).

        "Authenticating Agent" shall have the meaning set forth in Section 6.15.

        "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

        "Board Resolution" means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted or consented to by the Board of Directors, or such committee of the Board of Directors to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means, with respect to any Security, a day that is not a day on which banking institutions in the city (or in any of the cities, if more than one) in which amounts are payable on such Security, as specified pursuant to Section 2.3, or in which the Corporate Trust Office of the Trustee is located, are authorized or required by any applicable law or regulation to be closed.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

        "Company" means Oglethorpe Power Corporation (An Electric Membership Corporation), a Georgia electric membership corporation, and its successors and permitted assigns.

        "Company Request" means a written statement, consent, order or request signed in the name of the Company by an Officer of the Company, and delivered to the Trustee.

        "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, as of the date of this Indenture, located at 1349 West Peachtree Street, Suite 1050, Atlanta, Georgia 30309.

        "Debt" means any outstanding (i) indebtedness of the Company for borrowed money or deferred purchase price of property, (ii) indebtedness of the Company evidenced by notes, debentures, bonds or other securities or instruments, (iii) obligations of the Company under conditional sale or other title retention agreements relating to the purchase of property to the extent of the value of such property, (iv) principal portion of all obligations of the Company under capital lease obligations, and (v) guaranty obligations of the Company of outstanding indebtedness or obligations of another Person of the type described in clauses (i), (ii), (iii) and (iv) of this definition.

        "Defeasance Securities" means and includes any of the following obligations, if and to the extent the same are not subject to redemption or call prior to maturity by anyone other than the holder thereof and are at the time legal for investment of the Company's funds:

          (A)  any bonds or other obligations which as to principal and interest constitute direct obligations of, or are unconditionally guaranteed by, the United States of America; and

          (B)  any certificates or any other evidences of an ownership interest in obligations or in specified portions thereof (which may consist of specified portions of the interest thereon) of the character described in paragraph A above.

        "Depository" means, with respect to the Securities of any series issuable or issued in the form of one or more Global Securities, the Person designated as Depository by the Company pursuant to Section 2.3 until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depository" shall mean or include each Person who is then a Depository hereunder, and if at any time there is more than one such Person, "Depository" as used with respect to the Securities of any such series shall mean the Depository with respect to the Global Securities of that series. Each Depository designated pursuant to Section 2.3 must, at the time of its designation and at all times while it serves as Depository, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

        "Dollar" or "$" means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        "Event of Default" means any event or condition specified as such in Section 5.1.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "FERC" means the Federal Energy Regulatory Commission, or any agency or other governmental body succeeding to the functions thereof.

        "Global Security" means a Security evidencing all or a part of a series of Securities, issued to the Depository for such series in accordance with Section 2.4, and bearing the legend prescribed in Section 2.4 and any other legend required by the Depository for such series.

        "Holder," "Holder of Securities," "Securityholder" or any other similar term means the Person in whose name such Security is registered in the Security register kept by the Company for that purpose in accordance with the terms hereof.

        "Incorporated Provision" shall have the meaning set forth in Section 10.7.

        "Indenture" means this instrument as originally executed and delivered, as it may from time to time be supplemented, modified or amended by one or more mortgage indentures or other instruments supplemental hereto (including Supplemental Indentures) entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any supplemental indenture, respectively. The term "Indenture" shall also include the terms of particular series of Securities as contemplated by Section 2.3.

        "IRS" means the Internal Revenue Service of the United States Department of the Treasury, or any agency or other governmental body succeeding to the functions thereof.

        "Lien" means any mortgage, security interest, pledge, collateral assignment, deposit arrangement or lien, including any chattel mortgages, conditional sales agreements or other title retention agreements.

        "Mandatory Sinking Fund Payment" shall have the meaning set forth in Section 11.5.

        "Mortgage Indenture" means that certain Indenture, dated as of March 1, 1997, from the Company, as grantor, to U.S. Bank National Association, as successor to SunTrust Bank (formerly known as SunTrust Bank, Atlanta), as trustee, as the same has been and may from time to time be supplemented, modified or amended, or any alternate mortgage, deed to secure debt, deed of trust, trust indenture, security agreement or other security instrument entered into by the Company as a substitute or replacement therefor.

        "Non-U.S. Person" means any Person that is not a "U.S. person" as such term is defined in Rule 902 of the Securities Act.

        "Officer" for purposes of any consent, order, certificate, opinion, request or other action hereunder means the Chairman, Vice Chairman, Secretary, Treasurer, Chief Executive Officer, President, Chief Financial Officer, any Senior Vice President or any Vice President of the Company, or any other officer or employee of the Company authorized by a Board Resolution to give such consent, order, certificate or opinion, or make such request or perform such action.

        "Officer's Certificate" means a certificate signed by an Officer of the Company and delivered to the Trustee.

        "Operating Property" means (i) any interest in real property owned by the Company and (ii) any asset owned by the Company that is depreciable, whether or not fully depreciated, in accordance with Accounting Requirements.

        "Opinion of Counsel" means a written opinion of counsel who may be employed by, or be outside counsel to, the Company and who shall be reasonably acceptable to the Trustee. The acceptance by the Trustee of such opinion shall be sufficient evidence that such counsel is reasonably acceptable to the Trustee.

        "Optional Sinking Fund Payment" shall have the meaning set forth in Section 11.5.

        "Original Issue Date" of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

        "Original Issue Discount Security" means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

        "Outstanding" when used with reference to Securities, means, except as otherwise provided in Section 7.4, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

          (A)  Securities, or portions thereof, theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (B)  Securities, or portions thereof, for the payment or redemption of which moneys or Defeasance Securities (as provided for in Section 9.1) in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the Holders of such Securities (if the Company shall act as its own paying agent), PROVIDED, that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provisions satisfactory to the Trustee shall have been made for giving such notice; and

          (C)  Securities which shall have been paid or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Company).

        In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

        "Periodic Offering" means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

        "Permitted Liens" means:

          A.    Liens created under the Mortgage Indenture, whether existing on the date hereof or in the future;

          B.    Liens on the Operating Property of a Person, which Liens are existing at the time such person is merged into or consolidated with, or at the time such Person sells, leases or otherwise disposes of all of its properties (or any division thereof) as or substantially as an entirety to, the Company;

          C.    Liens securing or arising in connection with Special Leases;

          D.    Liens securing or arising in connection with other sale and leaseback transactions;

          E.    Liens for taxes, assessments and other governmental charges not delinquent, and ordinances establishing assessments for sewer, lighting or other local improvement districts;

          F.     Liens for taxes, assessments and other governmental charges already delinquent which are currently being contested in good faith by appropriate proceedings and with respect to which the Company shall have set aside on its books adequate reserves, if required by Accounting Requirements;

          G.    Mechanics', workmen's, repairmen's, materialmen's, warehousemen's, contractors', subcontractors' and carriers' Liens and other similar Liens arising in the ordinary course of business or incident to current construction for charges which (i) have been in existence less than ninety (90) days or (ii) are being contested in good faith and have not proceeded to judgment and with respect to which the Company shall have set aside on its books adequate reserves, if required by Accounting Requirements;

          H.    Liens in respect of judgments or awards with respect to which there exists a stay of execution pending such appeal or proceedings for review and with respect to which the Company shall in good faith currently be prosecuting an appeal or proceedings for review and shall have set aside on its books adequate reserves, if required by Accounting Requirements;

          I.     Liens upon lands over which easements, licenses or rights-of-way are acquired by the Company securing indebtedness neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest;

          J.     Liens or privileges vested in any lessor, landlord, licensor, permittor or other Person for rent to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, usufructs, subleases, licenses or permits, so long as the payment of such rent or the performance of such other obligations or acts is (i) not delinquent or (ii) being contested in good faith and has not proceeded to judgment and with respect to which the Company shall have set aside on its books adequate reserves, if required by Accounting Requirements;

          K.    Liens or privileges of any employees of the Company for salary or wages earned but not yet payable;

          L.    Liens which any municipal or governmental authority may have by virtue of any franchise, license, contract or statute;

          M.   Liens arising from, permitted by, or required by, any law or governmental regulation relating to environmental matters, so long as such Liens do not materially impair the use of such Operating Property for the purposes for which it is held and as to any liquidated Liens, the Company shall have set aside on its books adequate reserves with respect thereto, if required by Accounting Requirements;

          N.    Liens required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with worker's compensation, unemployment insurance, retirement pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

          O.    Liens created or assumed by the Company in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such security pursuant to the Internal Revenue Code, as amended, for the purposes of financing or refinancing, in whole or in part, the acquisition or construction of Operating Property used or to be used by the Company, including Liens in connection with (i) any bond or similar fund established by the Company with respect to any such debt securities to the extent of amounts deposited in such funds in the ordinary course to make regularly scheduled payments on such debt securities, or (ii) in connection with any debt service or similar fund established by the Company for the payment of principal or interest on any such debt securities if such fund is funded solely from the proceeds of the issuance of such debt securities (or funded in connection with the refinancing of other debt by such debt securities);

          P.     Liens in connection with the pledge of current assets, in the ordinary course of business, to secure current liabilities;

          Q.    Liens securing Debt if such Debt has been legally or economically defeased;

          R.    the undivided or other interest of other owners, and Liens on such interest, in Operating Property owned in common or jointly with the Company or in which the Company has an executory or future interest, and all rights of such co-owners or joint owners in such Operating Property, including the rights of such owners to such Operating Property pursuant to ownership contracts;

          S.     Liens of any Person arising on account of the ownership in common or jointly with the Company of an undivided or other interest in Operating Property which relate to amounts which are not due and payable, or which are being contested by the Company in good faith, and with respect to which the Company shall have set aside on its books adequate reserves, if required by Accounting Requirements; and

          T.     Liens which have been bonded for the full amount of the obligations secured by such Lien or for the payment of which the Company has deposited with a trustee or with an escrow agent cash or other property with a value equal to the full amount of the obligations secured by such Lien.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "principal" whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any," and as to any Original Issue Discount Security means the amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1, PROVIDED, HOWEVER, that such inclusion of premium, if any, shall under no circumstances result in the double counting of such premium for the purpose of any calculation required hereunder.

        "Record Date" shall have the meaning set forth in Section 2.7.

        "Reporting Date" shall have the meaning set forth in Section 4.4(A).

        "Responsible Officer" when used with respect to the Trustee means any officer of the Trustee assigned to administer the trusts established hereunder.

        "RUS" means the Rural Utilities Service, or any agency or other governmental body succeeding to the functions thereof.

        "Security" or "Securities" has the meaning stated in the first recital of this Indenture.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Sinking Fund Payment Date" shall have the meaning set forth in Section 11.5.

        "Special Leases" means any transaction or series of transactions the overall effect of which is the transfer (by sale, head lease or otherwise) of ownership for federal income tax purposes of any asset by the Company to any other Person or Persons (the "lessor") while use of such asset is retained by or reconveyed to the Company under a lease, sublease or other arrangement (the "sublease") for a substantial period of time and where (a) the Company shall have set aside financial assets expected to be sufficient to pay or provide for the payment of all or substantially all of the Company's scheduled payment obligations under the sublease, (b) the Company shall have an option to purchase the lessor's interest in the asset during or at the end of the sublease term, and (c) the Company shall have set aside financial assets expected to be sufficient to pay or provide for the payment of all or substantially all of the option price. It is intended that the term "Special Leases" shall include the entire transaction and any and all documents and instruments entered into by the Company in connection therewith and any obligations thereunder.

        "Subsidiary" means a corporation or other entity of which sufficient voting stock or other ownership or economic interests having ordinary voting power to elect a majority of the board of directors (or equivalent body) is held, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "Supplemental Indenture" means any indenture supplemental hereto and duly authorized in the manner provided herein.

        "Trustee" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article VI, shall also include any successor trustee. "Trustee" shall also mean or include each Person who is then a trustee hereunder, and, if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the trustee with respect to the Securities of such series.

        "Yield to Maturity" means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

 ARTICLE II

SECURITIES

Section 2.1    Forms Generally.

        The Securities of each series shall be in substantially the form set forth in the Supplemental Indenture creating such series, or in a Board Resolution establishing such series and delivered to the Trustee, or in an Officer's Certificate pursuant to a Supplemental Indenture or Board Resolution and delivered to the Trustee, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution of such Securities. Any portion of the text of any Security may be set forth on the reverse or subsequent pages thereof, with an appropriate reference thereto on the face of the Security if desired. Such Securities may be printed, lithographed, typewritten, mimeographed or otherwise produced.

Section 2.2    Form Of Trustee's Certificate Of Authentication.

        The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

        "This is one of the Securities referred to in the within-mentioned Indenture.

as Trustee
By
Authorized Signatory"

        If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee's certificate of authentication to be borne by the Securities of each such series shall be substantially as follows:

        "This is one of the Securities referred to in the within-mentioned Indenture.

as Authenticating Agent
By
Authorized Signatory"

Section 2.3    Amount Unlimited: Issuable In Series.

        The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

        The Securities may be issued in one or more series. The several series of Securities may differ as between series in any respect not in conflict with the provisions of this Indenture and as may be prescribed in the Supplemental Indenture or Board Resolution, or Officer's Certificate pursuant to the Supplemental Indenture or Board Resolution, as the case may be, creating such series.

        Prior to the initial issuance of Securities of any series, there shall be established in or pursuant to the methods prescribed in a Supplemental Indenture or a Board Resolution, or an Officer's Certificate pursuant to a Supplemental Indenture or Board Resolution:

          (A)  the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series, and which may be part of a series of Securities previously issued;

          (B)  any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.8, 2.9, 2.11, 8.5 or 11.3);

          (C)  the date or dates on which the principal of the Securities of the series is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise;

          (D)  the rate or rates at which the Securities of the series shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different than the rate or rates at which such Securities bear interest prior to maturity and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or means by which such rate or rates shall be determined by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise, the date or dates from which such interest shall accrue, on which such interest shall be payable, the terms and conditions of any deferral of interest and the additional interest, if any, thereon, the right, if any, of the Company to extend the interest payment periods and the duration of the extensions and (in the case of Securities) the date or dates on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

          (E)  the place or places where, and the manner in which, the principal of and any interest on Securities of the series shall be payable;

          (F)  the right, if any, of the Company to redeem Securities, in whole or in part, at its option and the period or periods within which, or the date or dates on which, the price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

          (G)  the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof, and the price or prices at which and the period or periods within which or the date or dates on which and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

          (H)  the denominations in which Securities of such series (or any tranche thereof) shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

          (I)   the percentage of the principal amount at which the Securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

          (J)   whether the Securities of the series will be issuable as unregistered securities (with or without coupons), any restrictions applicable to the offer, sale or delivery of unregistered securities or the payment of interest thereon, and the terms upon which unregistered securities of any series may be exchanged for registered securities of such series and vice versa;

          (K)  whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a Person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the Securities of the series rather than pay such additional amounts;

          (L)  if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

          (M) any trustees, depositories, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the Securities of such series;

          (N)  any deletion from, modification of or addition to the Events of Default or covenants with respect to the Securities of such series; and

          (O)  any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

        All Securities of like maturity of the same series shall be substantially identical except that any series may have serial maturities and different interest rates for different maturities and except as may otherwise be provided in the Supplemental Indenture or the Board Resolution, or Officer's Certificate pursuant to the Supplemental Indenture or Board Resolution, as the case may be, creating such series. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Supplemental Indenture or the Board Resolution, or Officer's Certificate pursuant to the Supplemental Indenture or Board Resolution, as the case may be, creating such series.

        With respect to Securities of a series subject to a Periodic Offering, the Supplemental Indenture or the Board Resolution, or Officer's Certificate pursuant to the Supplemental Indenture or Board Resolution, as the case may be, which establishes such series may provide general terms or parameters for Securities of such series and specify procedures, acceptable to the Trustee, by which such specific terms are to be established (which procedures may provide for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing).

Section 2.4    Authentication And Delivery Of Securities.

        At any time and from time to time, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with the applicable documents referred to below in this Section 2.4, and the Trustee shall thereupon authenticate and deliver such Securities to or, upon the request of the Company (contained in the Company Request referred to below in this Section 2.4) or pursuant to such procedures acceptable to the Trustee, to such other recipients as may be specified from time to time by the Company in a Company Request. Any such Company Request may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which instructions, if oral, shall be promptly confirmed in writing. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in the case of clauses (B), (C) and (D) below only at or before the time of the first request of the Company to the Trustee to authenticate Securities of such series) and (subject to Section 6.1) shall be fully protected in relying upon, the following enumerated documents unless and until such documents have been superseded or revoked:

          (A)  a Company Request requesting such authentication and setting forth delivery instructions if the Securities are not to be delivered to the Company, PROVIDED, that, with respect to

  Securities of a series subject to a Periodic Offering, (i) such Company Request may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (ii) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to a Company Request or pursuant to procedures acceptable to the Trustee as may be specified from time to time by a Company Request, (iii) the maturity date or dates, original issue date or dates, interest rate or rates and any other terms of Securities of such series shall be determined by a Company Request or pursuant to such procedures, and (iv) if provided for in such procedures, such Company Request may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which instructions, if oral, shall be promptly confirmed in writing;

          (B)  a Board Resolution authorizing and requesting the authentication and delivery of the Securities and any Board Resolution or Officer's Certificate referred to in Sections 2.1 and 2.3 by or pursuant to which the forms and terms of the Securities were established;

          (C)  an Officer's Certificate stating that no Event of Default exists and stating that all conditions precedent provided for in this Indenture relating to the initial authentication and delivery of such Securities have been complied with (and in the event such Securities are subject to Periodic Offering, that the statements made in such Officer's Certificate shall be deemed remade at the time of each subsequent authentication and delivery of such Securities); and

          (D)  One or more Opinions of Counsel, or a letter addressed to the Trustee permitting it to rely on one or more Opinions of Counsel, substantially to the effect that:

              (i)  all conditions precedent provided for in this Indenture relating to the authentication and delivery of the initial issuance of such Securities have been complied with; and

             (ii)  such Securities, when executed by the Company, authenticated and delivered by the Trustee, and issued by the Company (and, in the event of Securities subject to a Periodic Offering, when the terms of such Securities have been established as provided in the manner contemplated by this Indenture), will be the valid and binding obligations of the Company enforceable in accordance with their terms and the terms of this Indenture and entitled to the benefits of this Indenture, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies, which may be limited by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        In rendering such opinions, such counsel may rely upon opinions of other counsel (copies of which shall be delivered to the Trustee) reasonably satisfactory to the Trustee, in which case the opinion shall state that counsel believes that it is entitled to so rely. The acceptance by the Trustee of such opinion shall be sufficient evidence that such reliance is reasonably satisfactory to the Trustee. Such counsel may also state that, insofar as such opinion involves factual matters, counsel has relied, to the extent such counsel deems proper, upon certificates of Officers of the Company and its Subsidiaries and certificates of public officials.

        If the Company shall establish pursuant to Section 2.3 that the Securities of a series are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section 2.4 and the Company Request with respect to such series, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet canceled, (ii) shall be registered in the name of the Depository for such

Global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or delivered or held pursuant to such Depository's instructions and (iv) shall bear a legend substantially to the following effect:

          "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO THE NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY."

Section 2.5    Execution Of Securities.

        The Securities shall be executed on behalf of the Company by its Chairman, President or one of its Vice Presidents or its Secretary, or such other Officer who may be designated by a Board Resolution to execute the Securities, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these Officers on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were on the date of such execution the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them shall have ceased to hold such offices prior to the authentication and delivery of such Securities or shall not have held such offices at the date of such Securities.

Section 2.6    Certificate Of Authentication.

        Only such Securities as shall bear thereon a certificate of authentication substantially in the form set forth in Section 2.2, executed by the Trustee or Authenticating Agent by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. The execution of such certificate by the Trustee or Authenticating Agent upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.7    Denomination And Date Of Securities; Payment Of Interest.

        The Securities of each series shall be issuable in such denominations as shall be provided in the provisions of the Supplemental Indenture or the Board Resolution, or Officer's Certificate pursuant to the Supplemental Indenture or Board Resolution, as the case may be, creating such series. In the absence of any such provision with respect to the Securities of any particular series, the Securities of such series shall be of the denomination of $1,000 or any integral multiple thereof. Securities may be in the form of bonds, notes, guarantees or any other undertaking for the payment of borrowed money or purchase money indebtedness. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof.

        Each Security shall be dated as provided in the Supplemental Indenture or the Board Resolution, or Officer's Certificate pursuant to the Supplemental Indenture or Board Resolution, as the case may be, creating such Security or, in the absence thereof, the date of its authentication. The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.3.

        The Person in whose name any Security of any series is registered at the close of business on any Record Date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the Record Date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent Record Date (which shall be not less than five (5) Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holders of Securities not less than fifteen (15) days preceding such subsequent Record Date. The term "Record Date" as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Securities of such series established as contemplated by Section 2.3, or, if no such date is so established, if such interest payment date is the first day of a calendar month, the fifteenth (15th) day of the preceding calendar month or, if such interest payment date is the fifteenth (15th) day of a calendar month, the first day of such calendar month, whether or not such Record Date is a Business Day. Except as the Company and the Trustee may otherwise agree, the Company shall promptly file with the Trustee following the end of each calendar year a written notice specifying the amount of original issue discount accrued on the Outstanding Original Issue Discount Securities for the previous calendar year, including daily rates and accrual periods, and such other information relating to original issue discount as may be required under the Internal Revenue Code of 1986 and applicable regulations, as amended from time to time.

Section 2.8    Registration, Transfer And Exchange.

        The Company will keep, or will cause to be kept, at each office or agency to be maintained for the purpose as provided in Section 3.2, for each series of Securities, a register or registers in which, subject to such reasonable regulations as the Company may prescribe, it will provide for the registration of Securities of such series and the registration of transfer of Securities of such series. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

        Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series, maturity date, interest rate and original issue date in authorized denominations for a like aggregate principal amount.

        At the option of the Holder thereof, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for a Security or Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 3.2 and upon payment, if the Company shall so require, of the charges hereinafter provided. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. All Securities surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and disposed of by the Trustee, and upon Company Request, the Trustee shall deliver a certificate of disposition thereof to the Company.

        All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed, by the Holder or the Holder's counsel duly authorized in writing.

        The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

        The Company shall not be required to exchange or register a transfer of (A) any Securities of any series for a period of fifteen (15) days preceding the first mailing of notice of redemption of Securities of such series to be redeemed or (B) any Securities selected, called or being called for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed.

        Notwithstanding any other provision of this Section 2.8, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depository for such series to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository. The Company and the Trustee may treat the Depository (or its nominee) as the sole and exclusive owner of the Securities registered in its name for the purposes of payment of the principal of or interest on the Securities, giving any notice permitted or required to be given to registered owners under this Indenture, registering the transfer of Securities, obtaining any consent or other action to be taken by registered owners and for all other purposes whatsoever; and neither the Company nor the Trustee shall be affected by any notice to the contrary. Neither the Company nor the Trustee shall have any responsibility or obligation to any participant in the Depository, any Person claiming a beneficial ownership interest in the Securities under or through the Depository or any such participant, or any other Person which is not shown on the register as being a registered owner, with respect to either: (1) the Securities; or (2) the accuracy of any records maintained by the Depository or any such participant; or (3) the payment by the Depository or any such participant of any amount in respect of the principal of or interest on the Securities; or (4) any notice which is permitted or required to be given to registered owners under this Indenture; or (5) any consent given or other action taken by the Depository as registered owner; or (6) any selection by the Depository of any participant or other Person to receive payment of principal or interest on the Securities.

        If at any time the Depository for any Securities of a series represented by one or more Global Securities notifies the Company that it is unwilling or unable to continue as Depository for such Securities, or if at any time the Depository for such Securities shall no longer be eligible under this Indenture, the Company shall appoint a successor Depository eligible under this Indenture with respect to such Securities. If a successor Depository eligible under this Indenture for such Securities is not appointed by the Company within ninety (90) days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 2.3 that such Securities be represented by one or more Global Securities shall no longer be effective and the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities in exchange for such Global Security or Securities.

        The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities, in exchange for such Global Security or Securities.

        If specified by the Company pursuant to Section 2.3 with respect to Securities represented by a Global Security, the Depository for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of the same series in definitive registered form on such terms as are acceptable to the Company and such Depository. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge:

          (A)  to the Person specified by such Depository a new Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and

          (B)  to such Depository a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause (A) above.

        Upon the exchange of a Global Security for Securities in definitive registered form in authorized denominations, such Global Security shall be cancelled by the Trustee or an agent of the Company or the Trustee. Securities in definitive registered form issued in exchange for a Global Security pursuant to this Section 2.8 shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

        All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Section 2.9    Mutilated, Defaced, Destroyed, Lost And Stolen Securities.

        In case any temporary or definitive Security shall be mutilated, defaced, destroyed, lost or stolen, the Company in its discretion may execute and, upon Company Request, the Trustee shall authenticate and deliver, a new Security of the same series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case, the applicant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof, and in the case of mutilation or defacement shall surrender the Security to the Trustee or such agent.

        Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) or its agent connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

        Every substitute Security of any series issued pursuant to the provisions of this Section 2.9 by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10    Cancellation Of Securities; Destruction Thereof.

        All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if any, if surrendered to the Company or any agent of the Company, shall be delivered to the Trustee or its agent for cancellation or, if surrendered to the Trustee or any agent of the Trustee, shall be canceled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee or its agent shall dispose of canceled Securities held by it and, upon Company Request, shall deliver a certificate of disposition to the Company. If the Company or its agent shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee or its agent for cancellation.

Section 2.11    Temporary Securities.

        Pending the preparation of definitive Securities for any series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as Securities without coupons of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee as evidenced by the execution and authentication thereof. Temporary Securities may contain such references to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay, the Company shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of the same series having authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series, unless otherwise established pursuant to Section 2.3.

 ARTICLE III

COVENANTS OF THE COMPANY

Section 3.1    Payment Of Principal And Interest.

        The Company will duly and punctually pay, or cause to be paid, the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.

Section 3.2    Maintenance of Office or Agency.

        The Company will maintain or cause to be maintained an office or agency in each place of payment where Securities may be presented or surrendered for payment, where Securities entitled to be registered, transferred, exchanged or converted may be presented or surrendered for registration, transfer, exchange or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Company shall fail to maintain or cause to be maintained such an office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

Section 3.3    Appointment To Fill A Vacancy In Office Of Trustee.

        The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.11, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 3.4    Money for Payments to be Held in Trust; Repayment of Unclaimed Money.

        If the Company shall at any time act as its own paying agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders of such Securities a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided, and the Company will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more paying agents, it will, prior to each due date of the principal of or interest on any Securities, deposit with a paying agent (such deposit to be held as provided in the Trust Indenture Act if this Indenture is then required to be qualified under the Trust Indenture Act) a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Holders of such Securities entitled to such principal or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        Except in the case of moneys so segregated by the Company when acting as its own paying agent, moneys held in trust by the Trustee or any other paying agent for the payment of the principal or interest on the Securities need not be segregated from other funds, except to the extent required by mandatory provisions of law.

        The Company will cause each paying agent other than the Company and Trustee to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to the provisions of this Section 3.4, that such paying agent will

          (A)  hold all sums held by it for the payment of principal of or interest on Securities in trust for the benefit of the Holders of such Securities until such sums shall be paid to the Holders or otherwise disposed of as herein provided (such sums to be held as provided in the Trust Indenture Act if this Indenture is then required to be qualified under the Trust Indenture Act);

          (B)  give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest; and

          (C)  at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Request direct any paying agent to pay, to the Trustee all money held in trust by the Company or such paying agent, such money to be held by the Trustee upon the same trusts as those upon which such money was held by the Company or such paying agent; and, upon such payment by the Company, the Company shall be discharged from such trust, and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any paying agent or held by the Company in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two (2) years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such paying agent, before being required to make any such payment to the Company, shall at the expense of the Company cause to be published once, in a newspaper of general circulation in each place of payment of such Security, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.

Section 3.5    Compliance Certificates.

        The Company will deliver to the Trustee, within one hundred and twenty (120) days after the end of each calendar year, a written statement signed by the principal executive officer and by the principal financial officer or principal accounting officer of the Company stating whether or not to such Officers' knowledge the Company is in default in the performance of any of the terms and provisions of this Indenture, and, if the Company is in default hereunder, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto.

Section 3.6    Corporate Existence.

        Except as provided in Section 3.8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 3.7    Limitations on Liens.

        So long as any Securities of any series are Outstanding, the Company may not issue, assume, guarantee or permit to exist any Debt that is secured by a Lien on any of its Operating Property, whether now owned or hereafter acquired, without securing the Outstanding Securities (together with, if the Company shall so determine, any of the Company's other Debt ranking equally with or prior to the Outstanding Securities) equally and ratably with such Debt (but only for so long as such debt is so secured); PROVIDED, HOWEVER, that the foregoing restriction shall not apply to Permitted Liens and except that:

          (A)  The Company may create, incur or suffer to exist purchase money Liens upon any Operating Property purchased by the Company or acquire Operating Property subject to Liens existing thereon at the date of acquisition; PROVIDED that the aggregate principal amount of all Debt of the Company at the time outstanding secured by such Liens (including extensions, renewals and replacements thereof, as provided by the paragraph B below, and also the indebtedness then being incurred) shall not exceed 15% of total capitalization of the Company determined in accordance with Accounting Requirements.

          (B)  The Company may modify, extend, renew or replace any mortgage, lien or agreement permitted by Section 3.7(A) upon the same Operating Property theretofore subject thereto, or modify, replace, renew or extend the Debt secured thereby, PROVIDED that in any such case the principal amount of such Debt so modified, replaced, extended or renewed shall not be increased above the limit described in Section 3.7(A).

Section 3.8    The Company May Not Merge.

        (A)  The Company shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

            (i)  the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the Company's property and assets substantially as an entirety shall be a Person organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall execute and deliver to the Trustee a Supplemental Indenture containing an assumption by such successor Person of the due and punctual payment of the principal of and interest on all the Securities and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company;

           (ii)  immediately after giving effect to such transaction, no Event of Default hereunder shall exist; and

          (iii)  the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each of which shall state that that such consolidation, merger, conveyance or transfer and such Supplemental Indenture comply with the requirements of this Section 3.8 and that all conditions precedent provided for in this Section 3.8 relating to such transaction have been complied with.

        (B)  Upon any consolidation or merger or any conveyance or transfer of the Company's properties and assets substantially as an entirety in accordance with Section 3.8(A), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE IV

SECURITYHOLDER LISTS AND REPORTS BY THE
COMPANY AND THE TRUSTEE

Section 4.1    Company To Furnish Trustee Information As To Names And Addresses Of Securityholders.

        If and so long as the Trustee shall not be the Security registrar for the Securities of any series, the Company and any other obligor on the Securities will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of such series pursuant to Section 312 of the Trust Indenture Act:

          (A)  semi-annually not more than five (5) days after each Record Date for the payment of interest on such Securities, as hereinabove specified, as of such Record Date and on dates to be determined pursuant to Section 2.3 for non-interest bearing Securities in each year; and

          (B)  at such other times as the Trustee may reasonably request in writing, within thirty (30) days after receipt by the Company of any such request as of a date not more than fifteen (15) days prior to the time such information is furnished.

Section 4.2    Preservation and Disclosure of Securityholder Lists.

        (A)  The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of the Securities (i) contained in the most recent lists furnished to it as provided in Section 4.1, (ii) received by it in the capacity of registrar for the Securities, if so acting, and (iii) filed with it within the two (2) preceding years pursuant to Section 4.4(C)(ii). The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

        (B)  In case three or more Holders of Securities (hereinafter referred to as "Applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such Applicant has owned a Security for a period of at least six (6) months preceding the date of such application, and such application states that the Applicants desire to communicate with other Holders of Securities with respect to their rights under this Indenture or under the Securities and such application is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Trustee shall, within five (5) Business Days after the receipt of such application, at its election, either

            (i)  afford to such Applicants access to the information preserved at the time by the Trustee in accordance with the provisions of Section 4.2(A); or

           (ii)  inform such Applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of Section 4.2(A) and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

        If the Trustee shall elect not to afford to such Applicants access to such information, the Trustee shall, upon the written request of such Applicants, mail to each Holder of Securities, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of Section 4.2(A), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five (5) days after such tender the Trustee shall mail to such Applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

        (C)  Each and every Holder of a Security, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of Section 4.2(B), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 4.2(B).

Section 4.3    Reports By The Company.

        The Company shall:

          (A)  file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

          (B)  file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required by such rules and regulations; and

          (C)  transmit to the Holders of Securities, within thirty (30) days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 4.4(C) with respect to reports pursuant to Section 4.4(A), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (A) and (B) above as may be required by rules and regulations prescribed by the Commission.

Section 4.4    Reports By The Trustee.

        (A)  The term "Reporting Date" means, as used in this Section 4.4, January 1 in each year, beginning with the year 2012. Within sixty (60) days after the Reporting Date in each year, the Trustee shall transmit to the Holders of each series, as provided in paragraph (C) below, a brief report dated as of such Reporting Date with respect to any of the following events which may have occurred within the previous twelve (12) months (but if no such event has occurred within such period no such report need be transmitted):

            (i)  its eligibility under Section 6.10 and its qualification under Section 6.9, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Sections, a written statement to such effect;

           (ii)  the character and amount of any advances (and if the Trustee elects to so state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of such series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 0.5% of the principal of the Securities of such series outstanding on the date of such report;

          (iii)  the amount, interest rate and maturity date of all other indebtedness owing by the Company (or any other obligor on the Securities of such series) to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except any indebtedness based upon a creditor relationship;

          (iv)  the property and funds, if any, physically in the possession of the Trustee (as such) in respect of the Securities of such series on the date of such report;

           (v)  any additional issue of Securities of such series which the Trustee has not previously reported; and

          (vi)  any action taken by the Trustee in the performance of its duties under this Indenture which the Trustee has not previously reported and which in the Trustee's opinion materially affects the Securities of such series, except action in respect of a default or Event of Default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 5.11.

        (B)  The Trustee shall transmit to the Securityholders of each series, as provided in paragraph (C) of this Section 4.4, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) in respect of the Securities of such series since the date of the last report transmitted pursuant to the provisions of paragraph (A) of this Section 4.4 (or if no such report has yet been so transmitted, since the date of this Indenture) for the reimbursement of which it claims or may claim a lien or charge prior to that of the Securities of such series on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this paragraph (B), except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of Securities of such series outstanding at such time, such report to be transmitted within ninety (90) days after such time.

        (C)  Reports pursuant to this Section 4.4 shall be transmitted by mail:

            (i)  to all Holders of Securities, as the names and addresses of such Holders appear in the Security register;

           (ii)  to such Holders as have, within the two (2) years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

          (iii)  except in the case of reports pursuant to paragraph (B) above, to all Holders whose names and addresses have been furnished to or received by the Trustee pursuant to Section 4.1.

        (D)  A copy of each such report shall, at the time of such transmission to Securityholders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Securities of such series are listed and also with the Commission. The Company agrees to notify the Trustee when and as Securities of any series become listed on any national securities exchange.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.1    Event Of Default Defined, Acceleration Of Maturity; Waiver Of Default.

        "Event of Default" with respect to Securities of any series, wherever used herein, means any one of the following events which shall have occurred and be continuing:

          (A)  default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of forty-five (45) days; PROVIDED, that, a valid extension of an interest payment period by the Company in accordance with the terms of such Securities shall not constitute a failure to pay interest; or

          (B)  default in the payment of all or any part of the principal on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

          (C)  default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the Securities of such series; or

          (D)  failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Securities of such series or contained in this Indenture (other than a covenant or agreement included in this Indenture solely for the benefit of a series of Securities other than such series) for a period of forty-five (45) days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of the series to which such covenant or agreement relates; PROVIDED, that the Trustee, or the Trustee and the Holders of an aggregate principal amount of the Outstanding Securities of such series equal to the aggregate principal amount of Outstanding Securities of such series the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration, and that the Trustee, or the Trustee and the Holders of such aggregate principal amount of such Outstanding Securities of such series, as the case may be, shall be deemed to have agreed to an extension if corrective action is initiated by the Company within such period and is being diligently pursued; or

          (E)  a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

          (F)  the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

          (G)  an "Event of Default" (as defined in the Mortgage Indenture) resulting in the declaration of all obligations outstanding under the Mortgage Indenture to be immediately due and payable; or

          (H)  any other Event of Default provided in the Supplemental Indenture or the Board Resolution, or Officer's Certificate pursuant to the Supplemental Indenture or Board Resolution, as the case may be, under which such series of Securities is established or in the form of Security for such series.

        If an Event of Default described in clause (A), (B), (C) or (G) occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each such affected series then Outstanding hereunder (each such series voting as a separate class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

        Except as otherwise provided in the terms of any series of Securities pursuant to Section 2.3, if an Event of Default described in clause (D) or (H) above with respect to all series of the Securities then Outstanding occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all of the Securities then Outstanding hereunder (treated as one class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all of the Securities then Outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable.

        If an Event of Default described in clause (D) or (H) occurs and is continuing, which Event of Default is with respect to less than all series of Securities then Outstanding, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each such affected series then Outstanding hereunder (each such series voting as a separate class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

        If an Event of Default described in clause (E) or (F) above occurs and is continuing, then the principal amount of all the Securities then Outstanding, and the interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        The foregoing provisions are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided,

            (i)  the Company shall pay or shall deposit with the Trustee a sum sufficient to pay

            (a)   all matured installments of interest upon all the Securities of such series (or all the Securities, as the case may be); and

            (b)   the principal of any and all Securities of such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration; and

            (c)   interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be) to the date of such payment or deposit; and

            (d)   all amounts payable to the Trustee pursuant to Section 6.6; and

           (ii)  all Events of Default under this Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority, or any applicable supermajority, in aggregate principal amount of all the Securities of such series voting as a separate class (or all the Securities, as the case may be, voting as a single class), then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon; PROVIDED, HOWEVER, if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable as a result of the Event of Default described in clause (G) above, there has been a rescission and annulment of a declaration of acceleration under the Mortgage Indenture and its consequences, then such rescission and annulment shall immediately constitute, without any further action by the Holders of any Securities, a waiver of the Event of Default described in clause (G) above and a rescission and annulment of such declaration hereunder and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

        For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 5.2    Collection Of Indebtedness By Trustee; Trustee May Prove Debt.

        The Company covenants that (A) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of forty-five (45) days, or (B) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series, for principal and interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and such other amount due the Trustee under Section 6.6 in respect of Securities of such series.

        Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Securities of any series to the registered Holders, whether or not the Securities of such series be overdue.

        In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Securities and collect in the manner provided by law out of the property of the Company or other obligor upon the Securities, wherever situated, all the moneys adjudged or decreed to be payable.

        In case there shall be pending proceedings relative to the Company or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.2, shall be entitled and empowered, by intervention in such proceedings or otherwise:

          (A)  to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts payable to the Trustee under Section 6.6) and of the Securityholders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor; and

          (B)  unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a receiver, assignee, trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings, custodian or other Person performing similar functions in respect of any such proceedings; and

        (C)  to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official performing similar functions in respect of any such proceedings is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee its costs and expenses of collection and all other amounts due to it pursuant to Section 6.6.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding, except as aforesaid in clause (B).

        All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series may be enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be awarded to the Trustee for ratable distribution to the Holders of the Securities in respect of which such action was taken, after payment of all sums due to the Trustee under Section 6.6 in respect of such Securities.

        In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 5.3    Application Of Proceeds.

        Any moneys collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

        FIRST: To the payment of costs and expenses applicable to such series of Securities in respect of which monies have been collected, including all amounts due or reasonably anticipated to become due to the Trustee and each predecessor Trustee pursuant to Section 6.6 in respect to such series of Securities;

        SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments on such interest, with interest (to the extent that such interest has been collected by the Trustee and is permitted by applicable law) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

        THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee and is permitted by applicable law) upon the overdue installations of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

        FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto. The Trustee may fix a record date and payment date for any payment to Holders.

Section 5.4    Suits For Enforcement.

        In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 5.5    Restoration Of Rights On Abandonment Of Proceedings.

        In case the Trustee or any Holder of any Security shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

Section 5.6    Limitations On Suits By Securityholders.

        No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture or such Security, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder or thereunder, unless (A) such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to Securities of such series and of the continuance thereof, as hereinbefore provided, and (B) the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and (C) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding, and (D) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holder of Securities or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture or any Security, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section 5.6, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 5.7    Unconditional Right Of Securityholders To Institute Certain Suits.

        Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security or the applicable redemption dates provided for in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.8    Powers And Remedies Cumulative; Delay Or Omission Not Waiver Of Default.

        Except as provided in Section 5.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        No delay or omission of the Trustee or of any Holder of Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every power and remedy given by this Indenture, any Security or law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or, subject to Section 5.6, by the Holders of Securities.

Section 5.9    Control By Holders Of Securities.

        The Holders of a majority in aggregate principal amount of the Securities of each series affected (with each such series voting as a separate class) at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; PROVIDED, that such Holders shall have offered to the Trustee such reasonable indemnity as it may require against costs, expenses and liabilities to be incurred therein or thereby, and PROVIDED, FURTHER, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; and PROVIDED, FURTHER, that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if (A) the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken; or (B) if the Trustee shall determine in good faith that the action or proceedings so directed would involve the Trustee in personal liability; or (C) if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all affected series not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

        Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

Section 5.10    Waiver Of Past Defaults.

        Prior to the declaration of acceleration of the Securities of any series as provided in Section 5.1, the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding (voting as a single class) may on behalf of the Holders of all such Securities waive any past default or Event of Default described in Section 5.1 and its consequences, except (i) in the payment of the principal of or interest if any, on or any additional amounts payable in respect of any security of that series or (ii) a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Company, the Trustee and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively, and such default shall cease to exist and be deemed to have been cured and not to have occurred for purposes of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.11    Trustee To Give Notice Of Default, But May Withhold In Certain Circumstances.

        The Trustee shall, within ninety (90) days after the occurrence of a default with respect to the Securities of any series, give notice of all defaults with respect to that series known to the Trustee to all Holders of Securities of such series in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term "default" for the purpose of this Section 5.11 being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); PROVIDED, that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, or in the payment of any sinking fund installment on such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

        The Trustee shall not be required to take notice, and shall not be deemed to have notice, of any default or Event of Default hereunder, except Events of Default described in paragraphs (A), (B) and (C) of Section 5.1, unless the Trustee shall be notified specifically of the default or Event of Default in a written instrument or document delivered to it by the Company or by the Holders of at least 10% of the aggregate principal amount of Securities (or the applicable series of Securities) than outstanding. In the absence of delivery of notice satisfying those requirements, the Trustee may assume conclusively that there is no default or Event of Default, except as noted above.

Section 5.12    Waiver of Stay or Extension Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.13    Right Of Court To Require Filing Of Undertaking To Pay Costs.

        All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or, in the case of any suit relating to or arising under clause (D) or (H) of Section 5.1 (if the suit relates to Securities of more than one but less than all series), 10% in aggregate principal amount of Securities then Outstanding and affected thereby, or in the case of any suit relating to or arising under clause (D) or (H) (if the suit under clause (D) or (H) relates to all the Securities then Outstanding) or (E), (F) or (G) of Section 5.1, 10% in aggregate principal amount of all Securities then Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or any date fixed for redemption.

ARTICLE VI

CONCERNING THE TRUSTEE

Section 6.1    Duties And Responsibilities Of The Trustee; During Default; Prior To Default.

        Prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to such series of Securities. In case an Event of Default with respect to the Securities of a series has occurred and has not been cured or waived, the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Indenture with respect to such series of Securities, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

        No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (A)  prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred:

              (i)  the duties and obligations of the Trustee with respect to the Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (ii)  in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (B)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (C)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or in accordance with the direction of a majority of the Outstanding Securities in exercising any trust or power conferred upon the Trustee, under this Indenture.

        None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

        The provisions of this Section 6.1 are in furtherance of and subject to Section 315 of the Trust Indenture Act.

Section 6.2    Certain Rights Of The Trustee.

        In furtherance of and subject to the Trust Indenture Act, and subject to Section 6.1:

          (A)  the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Board Resolution, Company Request, Officer's Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and need not investigate any fact or matter stated in any such document;

          (B)  any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request (unless other evidence in respect thereof is specifically prescribed herein or in the terms established in respect of any series); and any resolution of the Board of Directors shall be evidenced by a Board Resolution;

          (C)  the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

          (D)  the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

          (E)  the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

          (F)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless (i) requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding (treated as one class) or (ii) otherwise provided in the terms of any series of Securities pursuant to Section 2.3; PROVIDED, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand;

          (G)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

          (H)  in no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

          (I)   the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

          (J)   the obligations of the Company under Section 6.6 to compensate and indemnify the Trustee and each predecessor trustee (and their respective directors, officers, agents and employees) and to pay or reimburse the Trustee and each predecessor trustee for such expenses, disbursements and advances shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee; and

          (K)  when the Trustee incurs expenses or renders services after an Event of Default specified in Sections 5.1(E) and (F) occurs, the expenses and the compensation for services (including any fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any bankruptcy law.

Section 6.3    Trustee Not Responsible For Recitals, Disposition Of Securities Or Application Of Proceeds Thereof; Trustee's Disclaimer.

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any paying agent other than the Trustee, it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication, and it shall not be responsible for the compliance by the Company or any Holder with any federal or state securities laws or the determination as to which beneficial owners are entitled to receive notice hereunder. The Trustee shall incur no liability for any performance failure or delay of any obligation hereunder if such failure or delay arises from or is caused by, directly or indirectly, acts of God, war, terrorism, fire, floods, strikes, electrical outages, equipment or transmission failures, or other causes reasonably beyond its control; it being understood that the Trustee shall use commercially reasonable efforts consistent with accepted practices for corporate trustees to resume performance as soon as reasonably practicable under the circumstances.

Section 6.4    Trustee And Agents May Hold Securities; Collections, Etc.

        The Trustee or any agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

Section 6.5    Held By Trustee.

        Subject to the provisions of Section 9.4, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

Section 6.6    Compensation And Indemnification Of Trustee And Its Prior Claim.

        (A)  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

        (B)  The Company also covenants to indemnify the Trustee and each predecessor trustee (and their respective directors, officers, agents and employees) for, and to hold them harmless against, any loss, liability, fine, penalty or expense (including out-of-pocket and incidental expenses and legal fees) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including, in each case, the costs and expenses of defending itself against or investigating any claim of liability in the premises.

        (C)  The obligations of the Company under this Section 6.6 to compensate and indemnify the Trustee and each predecessor trustee (and their respective directors, officers, agents and employees) and to pay or reimburse the Trustee and each predecessor trustee for such expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities and the Securities are hereby subordinated to such senior claim.

Section 6.7    Right Of Trustee To Rely On Officer's Certificate, Etc.

        Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Trustee, and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 6.8    Indentures Not Creating Potential Conflicting Interests For The Trustee.

        This Indenture is hereby specifically described for the purposes of Section 310(b)(l)(i) of the Trust Indenture Act with respect to series of Securities that are of an equal priority.

Section 6.9    Qualification Of Trustee; Conflicting Interests.

        The Trustee shall comply with Section 310(b) of the Trust Indenture Act. Subject to compliance with the Trust Indenture Act, the Trustee and its affiliates may also engage in or be interested in any financial or other transaction with the Company and may act as depository, trustee or agent for any committee of Holders or other obligations of the Company as freely as if it were not Trustee.

Section 6.10    Persons Eligible For Appointment As Trustee.

        The Trustee for each series of Securities hereunder shall at all times be a corporation or banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, state or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor upon the Securities or Person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee upon such Securities. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.11.

        The provisions of this Section 6.10 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act.

Section 6.11    Resignation And Removal; Appointment Of Successor Trustee.

        (A)  The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Company and by mailing notice of such resignation to the Holders of then Outstanding Securities of each series affected at their addresses as they shall appear on the registry books. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within thirty (30) days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

        (B)  In case at any time any of the following shall occur:

            (i)  the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

           (ii)  the Trustee shall cease to be eligible in accordance with the provisions of Section 6.10 hereof and Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any Securityholder; or

          (iii)  the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 315(e) of the Trust Indenture Act, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and so prescribe, remove the Trustee and appoint a successor trustee.

        (C)  The Holders of a majority in aggregate principal amount of the Securities of each series at the time outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence as of the action in that regard taken by the Securityholders as provided for in Section 7.1.

        (D)  Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.12.

Section 6.12    Acceptance Of Appointment By Successor Trustee.

        Any successor trustee appointed as provided in Section 6.11 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

        If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Company, the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such Supplemental Indenture shall constitute such trustees as co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

        No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.12 unless at the time of such acceptance such successor trustee shall be qualified under Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 6.10.

        Upon acceptance of appointment by any successor trustee as provided in this Section 6.12, the Company shall give notice thereof to the Holders of Securities of each series affected by mailing such notice to such Holders at their addresses as they shall appear on the registry books. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice pursuant to the preceding sentence may be combined with the notice pursuant to Section 6.11. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

        Section 6.13    Merger, Conversion, Consolidation Or Succession To Business Of Trustee.

        Any corporation, association or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation, association or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation, association or other entity succeeding to the corporate trust business of the Trustee, (including by sale or transfer of all or substantially all of its corporate trust assets) shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, that such corporation, association or other entity shall be qualified under Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 6.10.

        In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate of authentication shall have the full force which under this Indenture or the Securities of such series it is provided that the certificate of authentication of the Trustee shall have;

PROVIDED, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.14    Preferential Collection Of Claims Against The Company.

        The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship as provided in Section 311 (b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

Section 6.15    Appointment Of Authenticating Agent.

        As long as any Securities of a series remain Outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Company an authenticating agent (the "Authenticating Agent") which shall be authorized to act on behalf of the Trustee to authenticate Securities, including Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.9. Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee or to the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such series and a certificate of authentication executed on behalf of the Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (determined as provided in Section 6.10 with respect to the Trustee) and subject to supervision or examination by federal, state or District of Columbia authority.

        Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to the Company.

        Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.15 with respect to one or more series of Securities, the Trustee shall, upon receipt of a Company Request, appoint a successor Authenticating Agent and the Company shall provide notice of such appointment to all Holders of Securities of such series in the manner and to the extent provided in Section 11.2. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Company agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation. The Authenticating Agent for the Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

        Sections 6.2, 6.3, 6.4, 6.6 and 7.3 shall be applicable to any Authenticating Agent.

 ARTICLE VII

CONCERNING THE SECURITYHOLDERS

        Section 7.1    Evidence Of Action Taken By Securityholders.

        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture, and subject to the provisions of Sections 6.1 and 6.2, conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

        Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be given or taken by a Depository or impair, as between a Depository and such holders of beneficial interest, the operation of customary practices governing the exercise of the rights of the Depository (or its nominee) as Holder of any Security.

        Without limiting the generality of this Section 7.1, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository that is a Holder of a Global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Depository that is a Holder of a Global Security may give its proxy or proxies to the Depository's participants or the beneficial owners of interests in any such Global Security, as the case may be, through such Depository's standing instructions and customary practices.

        The Trustee shall fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any permanent Global Security held by a Depository and who are entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than ninety (90) days after such record date.

Section 7.2    Proof Of Execution Of Instruments And Of Holding Of Securities.

        The execution of any instrument by a Securityholder or his or her agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof.

Section 7.3    Holders To Be Treated As Owners.

        The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

        No holder of any beneficial interest in any Global Security held on its behalf by a Depository (or its nominee) shall have any rights under this Indenture with respect to such Global Security or any Security represented thereby, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security or any Security represented thereby for all purposes whatsoever. None of the Company, the Trustee, any paying agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 7.4    Securities Owned By Company Deemed Not Outstanding.

        In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any request, demand, authorization, direction, notice, consent, waiver or other action by Securityholders under this Indenture, Securities which are owned by the Company or any other obligor on the Securities with respect to which such determination is being made or by any Affiliate of the Company or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such action only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer's Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons; and the Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 7.5    Right Of Revocation Of Action Taken.

        At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office of the Trustee and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities affected by such action.

 ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1    Supplemental Indentures Without Consent Of Securityholders.

        The Company, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Request), and the Trustee may from time to time and at any time enter into Supplemental Indentures for one or more of the following purposes:

          (A)  to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to any applicable covenants herein and pursuant to the terms of the Securities as set forth in Section 2.3;

          (B)  to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company and the Trustee shall consider to be for the protection of the Holders of Securities and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; PROVIDED, that in respect of any such additional covenant, restriction, condition or provision such Supplemental Indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

          (C)  To create any series of Securities and make such other provisions as provided in Section 2.3;

          (D)  to cure any ambiguity or to correct or supplement any provision contained herein or in any Supplemental Indenture which may be defective or inconsistent with any other provision contained herein or in any Supplemental Indenture, or to make any other provisions as the Company may deem necessary or desirable, PROVIDED, that such action shall not adversely affect the interests of the Holders of the Securities in any material respect as determined by the Trustee (which determination may be based on an Officer's Certificate delivered to the Trustee);

          (E)  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.12;

          (F)  to modify or eliminate any of the terms of this Indenture; PROVIDED, HOWEVER, that in the event any such modification or elimination made in such Supplemental Indenture would materially and adversely affect or diminish the rights of the Holders of any Securities then Outstanding against the Company or its property, it shall expressly be stated in such Supplemental Indenture that any such modifications or eliminations shall become effective only when such Securities are no longer Outstanding;

          (G)  to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary or desirable to effect the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted;

          (H)  to make any change that would provide any additional rights or benefits to the Holders of the Securities;

          (I)   to add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities (i) in bearer form, registrable or not registrable as to principal and with or without interest coupons, (ii) in book-entry form, or (iii) in uncertificated form; and

          (J)   to make any change in this Indenture (i) that, in the reasonable judgment of the Trustee, will not materially and adversely affect the rights of Holders, or (ii) for which the Company shall furnish to the Trustee written evidence from at least two (2) nationally recognized statistical rating organizations then rating the Securities (or other obligations primarily secured by Outstanding Securities) that their respective ratings of the Outstanding Securities (or other obligations primarily secured by Outstanding Securities) which are not subject to credit enhancement will not be withdrawn or reduced as a result of the changes in this Indenture effected by such Supplemental Indenture; PROVIDED, HOWEVER, that the provisions of this paragraph may not be used to amend or modify the items listed in paragraph (B) of Section 8.2 in any way that is inconsistent with the provisions of such Section 8.2.

        The Trustee is hereby authorized to join with the Company in the execution of any such Supplemental Indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such Supplemental Indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        Any Supplemental Indenture authorized by the provisions of this Section 8.1 may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 8.2.

Section 8.2    Supplemental Indentures With Consent Of Securityholders.

        (A)  Except as set forth in paragraph (B) below, with the consent (evidenced as provided in Article VII) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series of Securities affected by such Supplemental Indenture (voting as one class), the Company, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Request), and the Trustee may, from time to time and at any time, enter into Supplemental Indentures (which shall conform to the provisions of the Trust Indenture Act as in force and effect at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the Holders of the Securities of each such series.

        (B)  No such Supplemental Indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy pursuant to Section 5.2, or impair or affect the right of any Securityholder to institute suit for the payment thereof when due or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such Supplemental Indenture, without the consent of the Holders of each Security so affected.

        (C)  A Supplemental Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

        (D)  Upon the request of the Company, accompanied by a copy of a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Request) certified by the secretary or an assistant secretary of the Company authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Securities as aforesaid and other documents, if any, required by Section 7.1, the Trustee shall join with the Company in the execution of such Supplemental Indenture unless such Supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee in its discretion may, but shall not be obligated to, enter into such Supplemental Indenture.

        It shall not be necessary for the consent of the Securityholders under this Section 8.2 to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

        Promptly after the execution by the Company and the Trustee of any Supplemental Indenture pursuant to the provisions of this Section 8.2, the Trustee shall give notice thereof to the Holders of then Outstanding Securities of each series affected thereby, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the Security register, and such notice shall set forth in general terms the substance of such Supplemental Indenture. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

Section 8.3    Effect Of Supplemental Indenture.

        Upon the execution of any Supplemental Indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such Supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.4    Documents To Be Given To Trustee.

        The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any Supplemental Indenture executed pursuant to this Article VIII complies with the applicable provisions of this Indenture.

Section 8.5    Notation On Securities In Respect Of Supplemental Indentures.

        Securities of any series authenticated and delivered after the execution of any Supplemental Indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such Supplemental Indenture or as to any action taken by Securityholders. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee, to any modification of this Indenture contained in any such Supplemental Indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

 ARTICLE IX

DEFEASANCE

Section 9.1    Termination of Company's Obligations.

        (A)  The Company may terminate its obligations under the Securities and this Indenture if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid as provided in Section 2.9) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder.

        (B)  Except as otherwise provided in this Section 9.1, the Company may terminate its obligations under any Securities and all of its obligations under this Indenture to or for the benefit of the Holders of such Securities if:

          (1)   the Company has (i) in case any of such Securities are to be redeemed on any date prior to their maturity, either delivered to the Holders of such Securities an unconditional notice of redemption or given to the Trustee irrevocable instructions to deliver to the Holders of such Securities an unconditional notice of redemption of such Securities (other than Securities which have been purchased by the Trustee at the direction of the Company as hereinafter provided prior to the giving of such notice of redemption), in each case as provided in Article XI, and (ii) irrevocably deposited or caused to be deposited with the Trustee or any paying agent (if other than the Company), under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such paying agent, as trust funds in trust for the benefit of the Holders of such Securities for that purpose, money or Defeasance Securities maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay principal or redemption price (if applicable) of, and interest due or to become due on such Securities (other than destroyed, lost or stolen Securities which have been replaced or paid as provided in Section 2.9), on or prior to the date fixed for redemption or maturity thereof, as the case may be, in accordance with the terms of this Indenture and such Securities; PROVIDED that the Trustee or any paying agent shall have been irrevocably instructed to apply such money or the proceeds of such Defeasance Securities to the payment of said principal, redemption price (if applicable) and interest with respect to such Securities;

          (2)   no Event of Default shall exist on the date of such deposit or shall occur as a result of such deposit;

          (3)   the Company has paid or caused to be paid all sums then due from the Company hereunder and under such Securities; and

          (4)   the Company has delivered to the Trustee and any paying agent an Officer's Certificate stating that the conditions precedent set forth in clauses (1) through (3) above have been complied with.

        After any such irrevocable deposit, the Trustee shall acknowledge in writing the discharge of the Company's obligations under such Securities and of the Company's obligations under this Indenture to or for the benefit of the Holders of such Securities, except for those surviving obligations specified below.

        (C)  Notwithstanding the satisfaction of the conditions set forth in paragraph (B) with respect to any Securities, the Company's obligations to or for the benefit of the Holders of such Securities or to the Trustee under Sections 2.8, 2.9, 3.2, 3.4, 4.3, 9.2, 9.3, 9.4, 6.6 and 6.11 shall survive until such Securities are no longer Outstanding. Thereafter, only the Company's obligations under Sections 9.3, 9.4 and 6.6 shall survive with respect to such Holders or the Trustee.

        (D)  The Trustee or any paying agent shall, if so directed by the Company (i) prior to the maturity of Securities in respect of which a deposit has been made under paragraph (B)(1) above which are not to be redeemed prior to their maturity or (ii) prior to the giving of the notice of redemption referred to in paragraph (B)(1) above with respect to any Securities in respect of which a deposit has been made under paragraph (B)(1) which are to be redeemed on a date prior to their maturity, apply moneys deposited with the Trustee or such paying agent in respect of such Securities and redeem or sell Defeasance Securities so deposited with the Trustee or such paying agent and apply the proceeds thereof to the purchase of such Securities, and the Trustee shall immediately thereafter cancel all such Securities so purchased; PROVIDED, HOWEVER, that the moneys and Defeasance Securities remaining on deposit with the Trustee or such paying agent after the purchase and cancellation of such Securities shall be sufficient to pay when due the principal or redemption price (if applicable) of, and interest due or to become due on, all Securities in respect of which such moneys and Defeasance Securities are being held by the Trustee or such paying agent on or prior to the date fixed for redemption or maturity thereof, as the case may be. In the event that on any date as a result of any purchases and cancellations of Securities as provided in this paragraph the total amount of moneys and Defeasance Securities remaining on deposit with the Trustee or any paying agent under this Section 9.1 is in excess of the total amount that would have been required to be deposited with the Trustee or such paying agent on such date under paragraph B(1) in respect of the remaining Securities for which such moneys and Defeasance Securities are being held, the Trustee or such paying agent shall, if requested by the Company and upon receipt by the Trustee or such paying agent of a certificate of a firm of independent public accountants signed by such firm setting forth the calculation of such excess, pay the amount of such excess to the Company free and clear of any trust, lien, security interest, pledge or assignment securing such Securities or otherwise existing under this Indenture.

Section 9.2    Application By Trustee Of Funds Deposited For Payment Of Securities.

        Subject to the provisions of Section 3.4, the Trustee or any paying agent shall hold in trust money or Defeasance Securities deposited with it pursuant to Section 9.1, and shall apply the deposited money and the money from Defeasance Securities to the payment of the principal or redemption price (if applicable) of, and interest on, the Securities in respect of which such money and Defeasance Securities are deposited. If money deposited with the Trustee or any paying agent under this Article IX, or money received from principal or interest payments on Defeasance Securities deposited with the Trustee or any paying agent under this Article IX, will be required at a later date for payment of the principal or redemption price (if applicable) of, and interest on, the Securities in respect of which such money and Defeasance Securities are deposited, such money shall, at the written investment direction of the Company, to the extent practicable, be reinvested in Defeasance Securities maturing at times and in amounts that, together with other moneys so deposited or to be generated by other Defeasance Securities, will be sufficient to pay when due the principal or redemption price (if applicable) of, and interest to become due on, such Securities, and the interest earned from such reinvestments shall be paid over to the Company, as received by the Trustee or such paying agent, free and clear of any trust, lien, security interest, pledge or assignment.

Section 9.3    Repayment to Company.

        Subject to Section 9.1, to the extent any Defeasance Securities deposited with the Trustee under this Article IX, or cash received from principal or interest payments on such Defeasance Securities, will not be required for the payment of the principal or redemption price (if applicable) of, and interest on, the Securities in respect of which such money and Defeasance Securities are deposited, the Trustee and any paying agent shall promptly pay and deliver to the Company any such Defeasance Securities and cash, and thereupon the Trustee shall be relieved from any liability with respect thereto. Without limiting the foregoing, the Trustee and any paying agent shall pay to the Company any money held by them for the payment of principal, redemption price or interest that remains unclaimed for two years after the date such payment was due; PROVIDED that the Trustee or any such paying agent before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in Atlanta, Georgia or mail by first-class mail, postage prepaid to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein (which shall be at least thirty (30) days from the date of publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another person, and all liability of the Trustee and any such paying agent with respect to such money shall cease.

Section 9.4    Reinstatement.

        If the Trustee or any paying agent is unable to apply any money or Defeasance Securities in accordance with Section 9.1 and the first sentence of Section 9.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture to or for the benefit of the Holders of Securities for whose benefit such money or Defeasance Securities were deposited and under such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.1 until such time as the Trustee or any such paying agent is permitted to apply all such money and Defeasance Securities in accordance with Section 9.1 and the first sentence of Section 9.2; PROVIDED, HOWEVER, that if the Company makes any payment of interest on or principal or redemption price (if applicable) of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Defeasance Securities held therefor by the Trustee or any paying agent.

Section 9.5    Indemnity For Defeasance Securities.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Defeasance Securities deposited pursuant to Section 9.1 or the principal or interest received in respect of such obligations.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1    Members and Officers Of Company Exempt From Individual Liability.

        No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future member or officer, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issuance of the Securities.

Section 10.2    Provisions Of Indenture For The Sole Benefit Of Parties And Holders Of Securities.

        Nothing in this Indenture, in the Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties thereto and their successors and the Holders of the Securities any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 10.3    Successors And Assigns Of Company Bound By Indenture.

        All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 10.4    Notices And Demands On Company, Trustee And Holders Of Securities.

        Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to Oglethorpe Power Corporation, (An Electric Membership Corporation), 2100 East Exchange Place, Tucker, Georgia 30084, Attention: Chief Financial Officer. Any notice, direction, request or demand by the Company or any Holder of Securities to or upon the Trustee shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Trustee is filed by the Trustee with the Company) to, U.S. Bank National Association, 1349 West Peachtree Street, Suite 1050, Two Midtown Plaza, Atlanta, Georgia 30309, Attention: Corporate Trust Services.

        Where this Indenture provides for notice to Holders of Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class mail, postage prepaid, to each Holder entitled thereto, at his or her last address as it appears in the Security register.

        In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event to which such notice pertains, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 10.5    Officer's Certificates And Opinions Of Counsel: Statements To Be Contained Therein.

        Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

        Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (A) a statement that the Person making such certificate or opinion has read such covenant or condition, (B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (C) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with and (D) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

        Any certificate, statement or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information in the possession of the Company, upon the certificate, statement or opinion of or representations by an Officer or Officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

        Any certificate, statement or opinion of an Officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such Officer or counsel, as the case may be, knows that the certificate or opinion of or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

        Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

Section 10.6    Payments Due On Saturdays, Sundays And Holidays.

        Unless otherwise provided in the Supplemental Indenture, Board Resolution or Officer's Certificate establishing the terms of such Securities pursuant to Section 2.3, if the date of maturity of interest on or principal of the Securities of any series or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 10.7    Conflict Of Any Provision Of Indenture With Trust Indenture Act.

        If and to the extent that any provision of this Indenture limits, qualifies or conflicts with duties imposed by, or with another provision (an "Incorporated Provision") included in this Indenture by operation of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or Incorporated Provision shall control.

Section 10.8    GOVERNING LAW.

        THIS INDENTURE AND EACH SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

Section 10.9    Counterparts.

        This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 10.10    Effect Of Headings.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

 ARTICLE XI

REDEMPTION OF SECURITIES AND SINKING FUNDS

Section 11.1    Applicability Of Article.

        The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.3 for Securities of such series.

Section 11.2    Notice Of Redemption; Partial Redemptions.

        The election of the Company to redeem any Securities shall be evidenced by a Board Resolution delivered to the Trustee. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least sixty (60) days prior to the date fixed for redemption by the Company (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such date fixed for redemption, the principal amount of Securities of such series to be redeemed and the CUSIP or any other identifying numbers of the Securities of such series to be redeemed.

        If less than all the Securities of a series are to be redeemed, and the Securities are not Global Securities, except as otherwise provided in the Supplemental Indenture, Board Resolution or Officer's Certificate establishing the terms of such Securities pursuant to Section 2.3, the Trustee shall select, in such manner as it shall deem appropriate and fair, in its sole discretion, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in an amount equal to the minimum authorized denomination for Securities of such series or any integral multiple thereof. The Trustee shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

        Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least thirty (30) days and not more than sixty (60) days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of such Security of such series.

        The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only, the notice of redemption to Holders of Securities of the series shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

        Unless otherwise specified with respect to Securities of any series in accordance with Section 2.3, with respect to any redemption of Securities at the election of the Company, such notice may state that such redemption shall be conditional upon the receipt by the Trustee or the paying agent(s) for such Securities, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and interest on such Securities and that if such moneys shall not have been so received, such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that a notice of redemption contains such a condition and such money is not so received by the Trustee or any paying agent(s) on or prior to the date fixed for redemption, such redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the Trustee or paying agent(s) for the Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Securities which had been surrendered for payment upon such redemption.

        The notice of redemption of Securities of any series to be redeemed at the option of the Company, and any notice of non-satisfaction of redemption, shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

Section 11.3    Payment Of Securities Called For Redemption.

        If notice of redemption has been given as above provided, and if the conditions, if any, set forth in such notice of redemption have been satisfied, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and, except as provided in Sections 6.5 and 9.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; PROVIDED, that payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the Holder of such Securities registered as such on the relevant Record Date, subject to the terms and provisions of Sections 2.3 and 2.7.

        If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

        Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 11.4    Exclusion Of Certain Securities From Eligibility For Selection For Redemption.

        Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer's Certificate delivered to the Trustee at least forty (40) days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (A) the Company or (B) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

Section 11.5    Mandatory And Optional Sinking Funds.

        The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a "Mandatory Sinking Fund Payment," and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an "Optional Sinking Fund Payment." The date on which a sinking fund payment is to be made is herein referred to as the "Sinking Fund Payment Date."

        In lieu of making all or any part of any Mandatory Sinking Fund Payment with respect to any series of Securities in cash, the Company may at its option (A) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.10, (B) receive credit for Optional Sinking Fund Payments (not previously so credited) made pursuant to this Section 11.5, or (C) receive credit for Securities of such series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

        On or before the sixtieth (60th) day next preceding each Sinking Fund Payment Date for any series, the Company will deliver to the Trustee an Officer's Certificate (which need not contain the statements required by Section 10.5) (A) specifying the portion of the Mandatory Sinking Fund Payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series and the basis for such credit, (B) stating that none of the Securities of such series has theretofore been so credited, (C) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing, and (D) stating whether or not the Company intends to exercise its right to make an Optional Sinking Fund Payment with respect to such series and, if so, specifying the amount of such Optional Sinking Fund Payment which the Company intends to pay on or before the next succeeding Sinking Fund Payment Date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such Officer's Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officer's Certificate shall be irrevocable and upon its receipt by the Trustee, the Company shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding Sinking Fund Payment Date. Failure of the Company, on or before any such sixtieth (60th) day, to deliver such Officer's Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the Mandatory Sinking Fund Payment for such series due on the next succeeding Sinking Fund Payment Date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Company will make no Optional Sinking Fund Payment with respect to such series as provided in this Section 11.5.

        If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding Sinking Fund Payment Date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 or a lesser sum in Dollars if the Company shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding Sinking Fund Payment Date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in Section 11.2, for redemption on such Sinking Fund Payment Date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities shall be excluded from eligibility for redemption under this Section 11.5 if they are identified by registration and certificate number in an Officer's Certificate delivered to the Trustee at least sixty (60) days prior to the Sinking Fund Payment Date as being owned of record and beneficially by, and not pledged or hypothecated by, either (A) the Company or (B) an entity specifically identified in such Officer's Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 11.2 (and with the effect provided in Section 11.3) for the redemption of Securities of such series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 11.5. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

        On or before each Sinking Fund Payment Date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following Sinking Fund Payment Date.

        The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, PROVIDED, that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default be deemed to have been collected under Article V and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the sixtieth (60th) day preceding the Sinking Fund Payment Date in any year, such moneys shall thereafter be applied on the next succeeding Sinking Fund Payment Date in accordance with this Section 11.5 to the redemption of such Securities.

[Signatures begin on following page.]

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested as of the date first written above.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), as Company
		By:	/s/ ELIZABETH B. HIGGINS Elizabeth B. Higgins Executive Vice President and Chief Financial Officer
Attest:	/s/ PATRICIA N. NASH Patricia N. Nash Secretary

[Signatures continue on following page.]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
		By:	/s/ JACK ELLERIN Jack Ellerin Vice President
Attest:
By:	/s/ DAVID M. JOHNSON Name: David M. Johnson Title: Vice President

QuickLinks

  Exhibit 4.1
TABLE OF CONTENTS
ARTICLE I DEFINITIONS
ARTICLE II SECURITIES
ARTICLE III COVENANTS OF THE COMPANY
ARTICLE IV SECURITYHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE
ARTICLE V EVENTS OF DEFAULT; REMEDIES
ARTICLE VI CONCERNING THE TRUSTEE
ARTICLE VII CONCERNING THE SECURITYHOLDERS
ARTICLE VIII SUPPLEMENTAL INDENTURES
ARTICLE IX DEFEASANCE
ARTICLE X MISCELLANEOUS PROVISIONS
ARTICLE XI REDEMPTION OF SECURITIES AND SINKING FUNDS